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                                                                       EXHIBIT 4

                    GLOBAL CERTIFICATE OF BENEFICIAL INTEREST
                                  -Evidencing-
                          Shares of Beneficial Interest
                                      -in-
                       THE ___________ FUND, A SERIES OF
                         THE SELECT SECTOR SPDR(R) TRUST
                                  CUSIP Number:

         This is to certify that _______________ is the owner and registered holder of this Certificate evidencing the ownership of all of the shares of beneficial interest in the _______________ Fund (the "Fund"), a series of The Select Sector SPDR Trust (the "Trust") ("Select Sector SPDRs"), a registered open-end investment company organized as a Massachusetts Business Trust under the terms of the Declaration of Trust (the "Declaration of Trust").

         At any given time this Certificate shall represent all shares of beneficial in the Fund ("Shares") which shall be the total number of Creation Unit size aggregations of Fund Shares.

         The Fund hereby grants and conveys all of it's rights, title and interest in and to the Shares to the registered holder of this Certificate subject to and in pursuance of the Prospectus, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

         The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Fund, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its Quincy office in the Commonwealth of Massachusetts and, upon payment of any transaction fee disclosed in the Prospectus, any tax or other governmental charges, to receive on or before the seventh calendar day following the day on which such tender is made or, if such calendar day is not a Business Day, on the next succeeding Business Day following such calendar day, the Fund Securities, and any Cash Redemption Amount, each as defined in the Prospectus.

         The holder hereof may be required to pay a charge specified in the Prospectus in connection with the issuance, transfer or interchange of this Certificate and any tax or other governmental charge that may be imposed in connection with the transfer, interchange or other surrender of this Certificate.

         The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Prospectus.

         The Fund may deem and treat the person in whose name this Certificate is registered upon the books of the Fund as the owner hereof for all purposes and the Fund shall not be affected by any notice to the contrary.

         This Certificate shall not become valid or binding for any purpose until properly executed by the Fund.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Fund or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of _____________ or in such other name as is requested by an authorized representative of DTC (and any payment is made to __________________ or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OF OTHERWISE BY OR TO ANY
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PERSON IS WRONGFUL inasmuch as the registered owner hereof, _____________ has an interest herein.
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         IN WITNESS WHEREOF, the Fund, has caused this Certificate to be manually executed in its name by an authorized officer.

                                                THE __________ FUND, A SERIES OF
                                                THE SELECT SECTOR SPDR(R) TRUST,

                                                By: ____________________________
                                                        Authorized Officer

                                                Date: ______________, 1998


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